EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-147953) of our report dated March 21, 2008, (except for note 17 paragraph (g), as to which the date is June 16, 2008) relating to the consolidated financial statements of China Bio Energy Holding Group Co., Ltd., which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Sherb & Co., LLP

Boca Raton, FL
June 20, 2008